Exhibit 10.10

THE DUN & BRADSTREET CORPORATION

2000 STOCK INCENTIVE PLAN

INTERNATIONAL STOCK OPTION AWARD

(MM/DD/YYYY)

This STOCK OPTION AWARD (this “Award”) is being granted to Name (the “Participant”) as of this DD day of Month, 2008 (the “Grant Date”) by THE DUN & BRADSTREET CORPORATION (the “Company”) pursuant to THE DUN & BRADSTREET CORPORATION 2000 STOCK INCENTIVE PLAN, as amended and restated effective January 1, 2009 (the “Plan”). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.

1. Grant of Stock Option. The Company hereby grants to the Participant pursuant to the Plan the right and option (an “Option”) to purchase, subject to the terms of this Award and the Plan and subject to the vesting provisions of Section 3, all or any part of the aggregate of #Options shares of the Company’s Common Stock, par value $.01 per share (the “Shares”), at a purchase price per Share of USDprice which is the Fair Market Value per Share on the Grant Date (the “Option Price”). This Option is a non-qualified stock option and, accordingly, does not qualify as an incentive stock option under Section 422 of the Code.

2. Term of Option. This Option shall expire on the tenth (10) anniversary of the Grant Date (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 4 of this Award.

3. Vesting. Except as otherwise provided herein, this Option shall vest in equal installments on the first, second, third and fourth anniversaries of the Grant Date (i.e., 25% on each anniversary) and shall be exercisable only to the extent that it has vested. This Option shall cease to vest upon the Participant’s termination of active employment, and may be exercised after the Participant’s date of termination only as set forth below.

4. Termination of Employment.

(a) Exercisability Upon Termination of Employment by Death or Disability. If the Participant’s active employment with the Company and its Affiliates terminates by reason of death or Disability (as defined in the Plan) after the first anniversary of the Grant Date, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining term of the Option or (B) five years after the date of death or Disability.

(b) Exercisability Upon Termination of Employment by Retirement. If the Participant’s employment with the Company and its Affiliates terminates by reason of Retirement (as defined in the Plan) after the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) five years after the date of such termination of employment (the “Post-Retirement Exercise Period”), but only to the extent to which such Option was exercisable at the time of such termination of active employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if the Participant dies within a period of five years after such termination of employment, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of active employment or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent to which such Option was exercisable at the time of such termination of active employment or becomes exercisable during the Special Exercise Period.

(c) Effect of Other Termination of Employment. If the Participant’s employment with the Company and its Affiliates terminates (i) for any reason (other than death, Disability or Retirement after the first anniversary of the Grant Date) or (ii) for any reason on or prior to the first anniversary of the Grant Date, an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of active employment.

5. Manner of Exercise.

(a) Option Exercise and Issuance of Shares. Until the Company determines otherwise, Option exercises and delivery of Shares will be administered by an independent third-party broker selected from time to time by the Company.

(b) Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Company, with all applicable laws including, without limitation, the Company’s insider trading policy.

6. Tax Withholding.

(a) Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate my liability for Tax-Related Items.

(b) Notwithstanding anything to the contrary contained in this Award, it is a condition of the obligation of the Company to issue and deliver the Shares that the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding of Tax-Related Items and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to withhold all applicable Tax-Related Items by one or a combination of the following: (1) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (2) withholding from proceeds of the sale of the Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (3) withholding from Shares to be issued upon exercise of the Option. Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Company and/or Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(c) To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items (including withholding pursuant to applicable tax equalization policies of the Company or its Affiliates) by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares for tax purposes, the Participant is deemed to have been issued the full number of Shares that become vested, notwithstanding that a number of Shares are held back solely for the purpose of paying the Option Price and/or the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

(d) Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this section.

7. Nontransferability of Option. This Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and during the lifetime of the Participant may only be exercised by the Participant.

8. Change in Control. If there is a Change in Control of the Company, the unvested portion of the Option shall become fully vested and exercisable as of the date of the Change in Control provided the Participant remains in the continuous employ of the Company or its Affiliates from the Grant Date until the date of the Change in Control.

9. Change in Capital Structure. The terms of this Option, including the number of Shares subject to this Option, shall be adjusted in accordance with Section 10 of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Shares or other similar changes in capitalization.

10. Privileges of Stock Ownership. The Participant shall not have any of the rights of a shareholder of the Company with respect to any Shares until the Shares are issued to the Participant and no adjustment shall be made for cash distributions in respect of such Shares for which the record date is prior to the date upon which such the Participant or permitted transferee shall become the holder of record thereof.

11. Detrimental Conduct Agreement. The obligations of the Company under this Award are subject to the Participant’s timely execution, delivery and compliance with the Detrimental Conduct Agreement in the form provided by the Company to the Participant.

12. Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Corporate Secretary Department, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.

13. No Rights to Continued Employment. Nothing contained in the Plan or this Award shall give the Participant any right to be retained in the employment of the Company or its Affiliates or affect the right of any such employer to terminate the Participant. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any Participant. The Plan is established voluntarily by the Company and is discretionary in nature, and any participation by the Participant is purely voluntary. Participation in the Plan with respect to this Option award shall not entitle the Participant to participate with respect to any other award in the future or benefits in lieu of Options, even if Options have been granted repeatedly in the past. Any payment or benefit paid to the Participant with respect to this Option award shall not be considered to be part of the Participant’s “salary,” and thus, shall not be taken into account for purposes of calculating any termination, severance, redundancy, dismissal, end of service payment, bonus, long-term service awards, retirement, pension payment, welfare benefits, or any other employee benefits. In no event should this Option award be considered as compensation for or relating to, past services for the Company, the Employer, or any Affiliate of the Company, nor is this Option award or the underlying Shares intended to replace any pension rights or compensation. All decisions with respect to future Options, if any, will be at the sole discretion of the Company. In the event that the Participant is not an employee of the Company, the Option award will not be interpreted to form an employment contract or relationship with the Company or any Affiliate of the Company. The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value, the Options will have no value. If the Participant exercises the Participant’s Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Option Price. In consideration of the grant of Options, no claim or entitlement to compensation or damages shall arise from termination of the vesting of the Option or cancellation of the Option following termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Award, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim. In the event of involuntary termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive Options and vest in Options under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Participant’s right to exercise the Options after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment and will not be extended by any notice period mandated under local law. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Participant’s Option grant.

14. Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award by and among, as applicable, the Employer, and the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company, the Employer, and any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or an Affiliate, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise of the Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

16. Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

17. No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding the Participant’s participation in the Plan, or the acquisition or sale of underlying Shares. The Participant is advised to consult with his or her personal tax, legal, and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan.

18. Language. If the Participant receives this Award or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20. Appendix. Notwithstanding any provisions in this Award, the Option shall be subject to any special terms and conditions set forth in any Appendix to this Award for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Award.

21. Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22. Governing Law.

(a) The laws of the State of New York, including tort claims, (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Award, including, without limitation, its validity, interpretation, construction, performance, and enforcement.

(b) Any party bringing a legal action or proceeding against any other party arising out of or relating to this Award may bring the legal action or proceeding in the United States District Court for the Southern District of New York and any of the courts of the state of New York.

(c) Each of the Company and the Participant waives, to the fullest extent permitted by law, (a) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Award brought in any court of the State of New York sitting in New York City, or the United States District Court for the Southern District of New York, including, without limitation, a motion to dismiss on the grounds of forum non conveniens or lack of subject matter jurisdiction; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

(d) Each of the Company and the Participant submits to the exclusive jurisdiction (both personal and subject matter) of (a) the United States District Court for the Southern District of New York and its appellate courts, and (b) any court of the State of New York sitting in the City of New York and its appellate courts, for the purposes of all legal actions and proceedings arising out of or relating to this Award.

IN WITNESS WHEREOF, this Stock Option Award has been duly executed as of the date first written above.

THE DUN & BRADSTREET CORPORATION

By:
Leader, Winning Culture

APPENDIX

THE DUN & BRADSTREET CORPORATION

2000 STOCK INCENTIVE PLAN

INTERNATIONAL STOCK OPTION AWARD

This Appendix includes additional terms and conditions that govern the Options granted to the Participant if the Participant resides in one of the countries listed herein. This Appendix forms part of the Award. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Award and the Plan.

This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2008. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant exercises the Option and purchases Shares or when the Participant subsequently sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, the information contained herein may not be applicable to the Participant.

CANADA

Terms and Conditions

Form of Payment. Notwithstanding Section 7(e) of the Plan, the Participant is prohibited from surrendering Shares that the Participant already owns or attesting to the ownership of Shares to pay the Option Price or any Tax-Related items in connection with the Option.

Termination of Employment. The last two sentences of Section 13 of the Award are deleted and replaced by the following:

In the event of involuntary termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive and vest in Options under the Plan, if any, will terminate effective as of the date that is the earlier of: (1) the date the Participant receives notice of termination of employment from the Company or Employer, or (2) the date the Participant is no longer actively employed by the Company or Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Participant’s right to exercise the Options after termination of employment, if any, will be measured by this same date. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Participant’s Option grant.

The following provisions will apply to the Participant if the Participant is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Award, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette Attribution, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice & Consent. This provision supplements Section 15 of the Award:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any Affiliate and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Affiliate to record such information and to keep such information in the Participant’s employee file.

FRANCE

Notifications

Exchange Control Information. The Participant must comply with the exchange control regulations in France. The Participant may hold stock outside France, provided the Participant declares any bank or stock account opened, held or closed abroad to the French tax authorities on an annual basis. Furthermore, the Participant must declare to the customs and excise authorities any cash or securities the Participant imports or exports without the use of a financial institution when the value of the cash or securities exceeds €7,600 outside of the European Union.

ITALY

Terms and Conditions

Cashless Exercise Restriction. Due to regulatory requirements in Italy, the Participant will be required to exercise the Option using the cashless sell-all exercise method pursuant to which all Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Option Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Participant. The Company reserves the right to provide additional methods of exercise depending on the development of local law.

Data Privacy Consent. This consent replaces Section 15 of the Award:

The Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described in this section of this Appendix by and among, as applicable, the Employer, the Company and its Affiliate for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan.

The Participant understands that the Employer, the Company and any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or Affiliate, details of all Options, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

The Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is The Dun & Bradstreet Corporation with registered offices at 103 JFK Parkway, Short Hills, New Jersey, 07078, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is D&B Italy SrL, Dun & Bradstreet SrL, and D&B Services SrL, with registered offices at Via dei Valtorta, 48, 20127 Milano, Italy.

The Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. The Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. The Participant further understands that the Company and/or any Affiliate will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Participant’s participation in the Plan, and that the Company or Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Participant may elect to deposit any Shares acquired at exercise of the Options. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, the Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative.

Terms of Grant. By accepting the Option, the Participant acknowledges that (1) the Participant has received a copy of the Plan, the Award and this Appendix; (2) the Participant has reviewed those documents in their entirety and fully understand the contents thereof; and (3) the Participant accepts all provisions of the Plan, the Notice of Grant, the Agreement and this Appendix. The Participant further acknowledges that the Participant has read and specifically and expressly approves, without limitation, the following sections of the Award: “Tax Withholding”; “No Rights to Continued Employment”; “Data Privacy” as replaced by the above consent; “Governing Law”; and “Language.”

Termination of Employment. These provisions replace Section 4(b)-(c) of the Award:

(b) Exercisability Upon Termination of Employment by Retirement. If the Participant’s employment with the Company and its Affiliates terminates by reason of or retirement (meaning the employee can meet the definition of “Retirement” set forth in the Plan, qualifies for “assicurazione generale obbligatoria per la vecchiaia” following the termination date of his or her employment contract, and has provided a copy of the “pensionamento” (or application for retirement starting from the termination date if retirement has not yet been granted)), after the first anniversary of the Grant Date, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) five years after the date of such termination of employment (the “Post-Retirement Exercise Period”), but only to the extent to which such Option was exercisable at the time of such termination of active employment or becomes exercisable during the Post-Retirement Exercise Period; provided, however, that if the Participant dies within a period of five years after such termination of employment, the unexercised portion of the Option may thereafter be exercised during the shorter of (i) the remaining term of the Option or (ii) the period that is the longer of (A) five years after the date of such termination of active employment or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent to which such Option was exercisable at the time of such termination of active employment or becomes exercisable during the Special Exercise Period.

(c) Effect of Other Termination of Employment. If the Participant’s employment with the Company and its Affiliates terminates (i) for any reason (other than death, Disability or retirement (as defined in Section 4(a) above) after the first anniversary of the Grant Date) or (ii) for any reason on or prior to the first anniversary of the Grant Date, an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of active employment.

Notifications

Exchange Control Information. Exchange control reporting is required if the Participant transfer cash or Shares to or from Italy in excess of €10,000 or the equivalent amount in U.S. dollars. If the payment is made through an authorized broker resident in Italy, the broker will comply with the reporting obligation. In addition, the Participant will have exchange control reporting obligations if the Participant has any foreign investment (including Shares) held outside Italy in excess of €10,000. The reporting must be done on the Participant’s individual tax return.

UNITED KINGDOM

Terms and Conditions

Tax Withholding. This provision supplements the Section 6 of the Award:

Participant agrees that, if Participant does not pay or the Employer or the Company does not withhold from Participant the full amount of Tax-Related Items that Participant owes at exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by Participant to the Employer, effective 90 day after the Taxable Event. Participant agrees that the loan will bear interest at the Her Majesty’s Revenue and Customs’ official rate and will be immediately due and repayable by Participant, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to Participant by the Employer, by withholding in Shares issued upon exercise of the Option or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from Participant. Participant also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that Participant is an officer or executive director and Tax-Related Items are not collected from or paid by Participant within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to Participant on which additional income tax and national insurance contributions may be able. Participant acknowledges that the Company or the Employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 6 of the Award.

Termination of Employment. Section 4(b) does not apply to Participant’s in the United Kingdom and Section 4(c) is replaced with the following provision:

Effect of Other Termination of Employment. If the Participant’s employment with the Company and its Affiliates terminates (i) for any reason (other than death or Disability) after the first anniversary of the Grant Date) or (ii) for any reason on or prior to the first anniversary of the Grant Date, an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such termination of employment, but only to the extent to which such Option was exercisable at the time of such termination of active employment.